CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230794) of Alcon Inc. of our report dated February 28, 2019 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SA
Geneva, Switzerland
February 23, 2021
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